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                                                                   EXHIBIT 10.19

                         SYKES ENTERPRISES INCORPORATED
                      1999 EMPLOYEES' STOCK PURCHASE PLAN

     1. Purpose. The Sykes Enterprises Incorporated 1999 Employees' Stock Purchase Plan (the "Plan") has been established by Sykes Enterprises Incorporated, a Delaware corporation (the "Company"), to allow employees of the Company and its subsidiaries to purchase shares of Common Stock of the Company ("Company Shares") and thereby share in the ownership of the Company.

     2. Company Shares Available for Purchase. Subject to adjustment in accordance with Paragraph 12, the maximum number of Company Shares which may be purchased pursuant to the Plan shall be 1,000,000 Company Shares.

     3. Administration. The Plan shall be administered by a committee of the Board of Directors of the Company consisting of not less than two (2) directors appointed for such purpose (the "Committee"). A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by at least a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as it if had been made by a unanimous vote at a meeting duly called and held. If at any time the Committee shall not be in existence, the Board of Directors of the Company (the "Board") shall administer the Plan and all references to the Committee herein shall include the Board.

     In accordance with the provisions of the Plan, the Committee shall establish such terms and conditions for the grants of purchase rights as the Committee may deem necessary or advisable, adopt such rules or regulations which may become necessary or advisable for the operation of the Plan, and make such determinations, and take such other actions, as are expressly authorized or contemplated in the Plan or as may be required for the proper administration of the Plan in accordance with its terms. The Committee, in its discretion, may appoint an individual (the "Plan Administrator") to assist the Committee in corresponding with employees, with record keeping and in performing other administerial type functions in connection with the Plan; provided, however, that the Plan Administrator shall exercise no discretion with respect to the interpretation of the Plan or of the rights to purchase Company Shares pursuant to the Plan. The interpretation of any provision of the Plan by the Committee and any determination on the matters referred to in this paragraph shall be final.

     4. Eligibility. Any employee who is employed by the Company or one of its participating subsidiaries on a given Grant Date (as defined below) shall be eligible to participate in the Plan; provided, however, that no director or "executive officer" (as defined below) or five percent (5%) or greater shareholder of the Company or its subsidiaries shall be eligible to participate in the Plan. The term "executive officer" shall mean those persons designated as "officers" of the Company for purposes of reporting pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Committee may specify which of the Company's subsidiaries are eligible to participate. The Committee may also exclude from the group of eligible employees those with less than two years of employment at the Grant Date and those whose customary employment is for less than 20 hours per week or 5 months per year, or may apply any lesser service requirement as a condition of eligibility.

     5. Grant of Purchase Rights. In the discretion of the Committee, each calendar year, or more frequently if deemed appropriate, beginning on such date as the Committee may specify (the "Grant Date"),

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each eligible employee of the Company and its subsidiaries shall automatically be granted the right to purchase up to such maximum number of Company Shares as the Committee, in its discretion, may determine. The maximum number of Company Shares available for purchase shall be the same for all eligible employees and all eligible employees shall have the same rights and privileges with respect to the purchase of Company Shares under the Plan. In no event, however, may an employee be granted an option in any one calendar year to purchase stock with a value of more than $25,000 as of the Grant Date. Further, nothing contained herein shall require the Committee to cause any purchase rights to be granted hereunder during any calendar year and the Committee may, in connection with any grant of rights, specify the maximum number of Company Shares in the aggregate available for purchase by all eligible employees during any Purchase Period (the "Maximum Number of Purchase Period Company Shares").

     Each purchase right shall be exercisable during the period following the Grant Date (such period is hereinafter referred to as the "Purchase Period") established by the Committee, subject to the limitations provided in paragraph
2. A purchase period may not exceed two years. In the event the Committee decides to cause any purchase rights to be granted under the Plan, the Company shall send to each eligible employee a written notice specifying the Grant Date and the terms and conditions of the right, including the purchase price per share of Company Shares subject to such right. No Company Shares may be issued pursuant to the exercise of purchase rights after the maximum number of Company Shares provided for in paragraph 2 has been purchased. Each purchase right granted pursuant to this paragraph 5 shall expire at 12:00 p.m., on the last day of the Purchase Period, unless terminated earlier pursuant to paragraph 11.

     In no event may the Committee issue purchase rights that may be exercised more than ten years after shareholder approval of this plan.

     6. Exercise of Purchase Rights. Subject to the limitations elsewhere in the Plan, employees may exercise their rights to purchase Company Shares granted under the Plan, in whole, or in part, at any time during the Purchase Period. An employee wishing to exercise his or her rights to purchase Company Shares granted under the Plan must complete an application on a form prescribed by the Committee, which form shall be deemed to include the full terms and conditions of the Plan. Each application to purchase Company Shares shall be accompanied by payment in full to the Company, in cash or its equivalent, of the purchase price for such Company Shares. An application on the prescribed form, properly completed and accompanied by the required payment, shall be deemed to be accepted as of the last day of the Purchase Period, subject to adjustment in the number of Company Shares which may be purchased by participants as provided for pursuant to this paragraph 6. Notwithstanding the foregoing, no application shall be accepted unless received by the Plan Administrator or postmarked, if delivered by mail, on or before the last day of the Purchase Period. Any purchase rights that have been granted and which are not exercised or funded on the last day of the Purchase Period shall immediately terminate. The Committee may establish payroll deduction as a method of funding employee stock purchases, but amounts deducted from pay will not be segregated from the Company's general assets and will not be credited with interest.

     If applications to purchase a number of Company Shares in excess of the Maximum Number of Purchase Period Company Shares are received by the Plan Administrator, each employee properly exercising purchase rights during such Purchase Period shall be entitled to purchase the number of Company Shares determined by the sum of:

          a) the Applicable Minimum Number of Company Shares; and

          b) a pro rata portion of the Company Shares available after satisfying each employee's minimum purchase rights based on the number of shares with respect to which such employee has exercised his

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     purchase rights and the aggregate number of shares with respect to which all employees have exercised purchase rights during the Purchase Period.

     For purposes of this paragraph 6, the "Applicable Minimum Number of Company Shares" which may be purchased during a Purchase Period shall be such number of Company Shares as the Committee, in its discretion, may determine. Notwithstanding any other provisions in this paragraph 6, the Committee may adjust the number of Company Shares which may be purchased by an employee according to such non-discriminatory rules and regulations as the Committee may establish. Any monies held by the Company on behalf of a participant during the Purchase Period but not used to exercise purchase rights shall be returned to the participant. No interest will accrue on any monies held by the Company on behalf of participants during a Purchase Period.

     7. Purchase Price. The purchase price per share of each purchase right granted under the Plan shall be the fair market value, as determined by the Committee, of a Company Share on the date of exercise, less 12.5% of such market value. Notwithstanding the foregoing, the purchase price per share of a Company Share shall in no event be less than the par value of a Company Share.

     8. Limitations on Exercise of Purchase Rights. Purchase rights granted under the Plan shall not become exercisable until such time as the Company Shares which may be issued pursuant to the Plan (i) have been registered under the Securities Act of 1933, as amended (the "Act"), and any applicable state and foreign securities laws; or (ii) in the opinion of the Company's counsel, may be issued pursuant to an exemption from registration under the Act and in compliance with any applicable state and foreign securities laws.

     9. Stock Certificates. Certificates covering the Company Shares purchased under the Plan shall be issued as soon as reasonably practicable after the last day of the Purchase Period.

     10. Nontransferability of Purchase Rights. An employee's right to exercise purchase rights under the Plan shall not be transferable by such employee and may be exercised only by the employee. An employee's right to exercise purchase rights may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

     11. Termination of Employment. Participation in the Plan terminates immediately when an employee ceases to be employed by the Company or a subsidiary for any reason whatsoever, including by reason of death, discharge or resignation, and such terminated employee's right to exercise purchase rights under the Plan shall thereupon terminate. As soon as administratively feasible after termination of participation, the Company shall pay to such employee or his or her estate any amounts held by the Company on behalf of the employee at the time of termination and not yet used to exercise purchase rights.

     12. Adjustments. In order to prevent dilution or enlargement of purchase rights, in the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in Company Shares, the Committee shall make appropriate changes in the number of Company Shares which may be purchased pursuant to the Plan, and the number of Company Shares covered by, and the purchase price under, each outstanding purchase right, and such other changes in the Plan and outstanding purchase rights as the Committee may deem appropriate under the circumstances. No rights to purchase a fractional Company Share shall result from any such change.

     13. Restrictions on Stock Transferability. The Committee shall impose such non-discriminatory restrictions on the transfer of any shares of stock acquired pursuant to the exercise of a purchase right under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal

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securities law, under the requirements of any stock exchange upon which such shares of stock are then listed, if any, and under any state and foreign securities laws applicable to such shares.

     14. Amendment/Termination. The Board may amend or terminate the Plan at any time, but any such amendment or termination (other than an adjustment contemplated by paragraph 12) shall not affect purchase rights outstanding at the time thereof.

     15. Applicable Law. The Plan shall, to the extent not inconsistent with applicable federal law, be construed under the laws of the State of Florida.

     16. Effective Date. The Plan shall become effective as of the date of its adoption by both the Board and the Company's shareholders.

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